--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                            HEALTHWORLD CORPORATION
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: N/A

(2) Aggregate number of securities to which transaction applies: N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

(4) Proposed maximum aggregate value of transaction: N/A

(5) Total fee paid: N/A

[ ] Fee paid previously with preliminary materials: N/A

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement no.:

(3) Filing Party:

(4) Date Filed:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            HEALTHWORLD CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 10, 1998

TO THE STOCKHOLDERS OF
HEALTHWORLD CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the 'Meeting') of Healthworld Corporation, a Delaware corporation (the 'Company'), will be held at 100 Avenue of the Americas, New York, New York 10013, on Wednesday, June 10, 1998 at 10:30 A.M., Local Time, to consider and act upon the following:

          1. To elect seven directors of the Company to serve as the Board of Directors until the next annual meeting of stockholders and until their successors have been duly elected and qualified;

          2. To consider and vote upon a proposed amendment to the Company's 1997 Stock Option Plan to increase the number of shares of the Company's Common Stock, $.01 par value (the 'Common Stock'), available under the Plan by an aggregate of 700,000 shares;

          3. To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for the 1998 fiscal year; and

          4. To consider and act upon such other matters as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record of the Company's Common Stock at the close of business on April 16, 1998 shall be entitled to receive notice of, and to vote at, the Meeting, and at any adjournment or adjournments thereof. A list of the stockholders of the Company as of the close of business on April 16, 1998 will be available for inspection during business hours for ten days prior to the Meeting at the Company's principal executive offices located at 100 Avenue of the Americas, New York, New York 10013. A Proxy and a Proxy Statement for the Meeting are enclosed herewith.

     All stockholders are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Meeting. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your Proxy and vote your shares in person.

                                          By Order of the Board of Directors

                                          /s/ Stuart Diamond

                                          STUART DIAMOND
                                          Secretary
Dated: April 24, 1998

                                   IMPORTANT

     THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                            HEALTHWORLD CORPORATION
                           100 Avenue of the Americas
                            New York, New York 10013

                                PROXY STATEMENT
                         Annual Meeting of Stockholders
                                 June 10, 1998

                                    GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Healthworld Corporation, a Delaware corporation (the 'Company'), to be voted at the Annual Meeting of Stockholders (the 'Meeting') of the Company which will be held at 100 Avenue of the Americas, New York, New York 10013, on Wednesday, June 10, 1998 at 10:30 A.M., Local Time, and any adjournment or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

     The principal executive offices of the Company are located at 100 Avenue of the Americas, New York, New York 10013. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to stockholders is April 24, 1998.

     A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted (i) FOR the election as directors of persons who have been nominated by the Board of Directors, (ii) FOR the approval and adoption of a proposed amendment to the Company's 1997 Stock Option Plan to increase the number of shares of the Company's Common Stock, $.01 par value (the 'Common Stock'), available under the Plan by an aggregate of 700,000 shares, (iii) FOR the ratification of the selection of Arthur Andersen LLP as independent auditors to audit and report upon the consolidated financial statements of the Company for the 1998 fiscal year, and (iv) in accordance with the judgment of the person or persons voting the proxies on any other matter that may be properly brought before the Meeting. Each such Proxy granted may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, or by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy.

     On November 12, 1997, Healthworld Corporation acquired (the 'Consolidation'), in exchange for shares of its Common Stock, all of the issued and outstanding common stock of each of (i) Girgenti, Hughes, Butler & McDowell, Inc. and its affiliated entities ('GHB&M') and (ii) Milton Marketing Group Limited and its subsidiaries ('Milton'). Unless otherwise indicated, all references herein to the 'Company' include GHB&M and Milton and give effect to the Consolidation and all references to 'Healthworld' refer to Healthworld Corporation prior to the consummation of the Consolidation. Healthworld was incorporated in Delaware on September 12, 1996 and conducted no operations prior to the consummation of the Consolidation on November 12, 1997.

                               VOTING SECURITIES

     Stockholders of record as of the close of business on April 16, 1998 (the 'Record Date') will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date there were outstanding 7,415,000 shares of the Company's Common Stock. There was no other class of voting securities outstanding at the Record Date. Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting.

                       PROPOSAL 1--ELECTION OF DIRECTORS

     At the Meeting, seven directors are to be elected to serve until the next annual meeting of stockholders and until their successors shall be duly elected and shall qualify. Unless otherwise specified, all proxies received will be voted in favor of the election of the seven nominees of the Board of Directors named below as directors of the Company. All of the seven nominees are presently directors of the Company. The term of the current directors expires at the Meeting. Should any of the nominees not remain a candidate for election at the date of the Meeting (which contingency is not now contemplated or foreseen by the Board of Directors), proxies solicited thereunder will be voted in favor of those nominees who do remain candidates and may be voted for substitute nominees selected by the Board of Directors.

     Assuming a quorum is present, a vote of a majority of the votes cast at the Meeting, in person or by proxy, is required to elect each of the nominees as a director. Abstentions and broker non-votes are not counted as votes cast.

     The following table sets forth the names of the nominees, their ages, and their current positions with the Company:

NAME                      AGE  TITLE
------------------------  ---  -------------------------------------------------
Steven Girgenti.........  52   Chairman of the Board and Chief Executive Officer
William Leslie Milton...  54   Vice Chairman of the Board and President
Francis Hughes..........  59   Chief Creative Officer of Girgenti, Hughes,
                                 Butler & McDowell, Inc. and Director
Peter Knight............  47   Director
Colin Lloyd.............  56   Director
Jonah Shacknai..........  41   Director
Alex Spizz..............  49   Director

     Mr. Girgenti has served as Chairman of the Board and Chief Executive Officer of the Company since August 1997. Mr. Girgenti co-founded Girgenti, Hughes, Butler & McDowell, Inc. ('GH'), a wholly-owned subsidiary of the Company, in April 1986 and has served as its President and Chief Executive Officer since then. Beginning in 1969, Mr. Girgenti worked in the pharmaceutical industry for advertising companies specializing in medical communications, including William Douglas McAdams. Prior to that, Mr. Girgenti held a variety of positions with pharmaceutical companies, including Director of Marketing Research and Product Manager for DuPont Pharmaceuticals and Manager of Commercial Development for Bristol-Myers Squibb Company.

     Mr. Milton has served as Vice Chairman of the Board and President of the Company since August 1997. Mr. Milton founded Milton Marketing Limited, a wholly-owned subsidiary of the Company, in August 1978 and has served as its Chairman of the Board and Chief Executive Officer since such time. Prior to such time, Mr. Milton held a variety of positions with Warner Lambert Consumer Healthcare, Beecham Laboratories (South Africa), Gillette Industries UK Limited, and Parke Davis Pty (South Africa) where he developed an expertise in marketing management with respect to medical and consumer health care products.

     Mr. Hughes has been a director of the Company since August 1997. Mr. Hughes co-founded GH in April 1986 and has served as its Secretary and Chief Creative Officer since then. In 1980, Mr. Hughes co-founded William J. Bologna International, Inc., a health care communications company. Prior to that time, Mr. Hughes worked in the medical divisions of various advertising companies, including J. Walter Thompson Co., Compton and William Douglas McAdams.

     Mr. Knight has been a director of the Company since November 1997. Mr. Knight has been a partner of the law firm of Wunder, Knight, Levine, Thelen & Forsey since 1991. In 1996, Mr. Knight took a leave of absence from the firm to serve as Campaign Manager for the 1996 Clinton/Gore campaign. Mr. Knight was General Counsel and Secretary of Medicis Pharmaceutical Corp. from 1989 to 1991, and is currently a director of Comsat Corp., an international telecommunications and network service company, Medicis Pharmaceutical Corp., a publicly traded pharmaceutical company, and Whitman Education Group Inc., a private for-profit education company.

     Mr. Lloyd has been a director of the Company since November 1997. Mr. Lloyd has been the Chief Executive Officer of Direct Marketing Association (U.K.) Ltd., a direct marketing trade association, since September 1993. Mr. Lloyd served as a consultant to and a director of various companies from 1992 to 1993, and was President of Marketing Services Worldwide of Roux, Seguile, Cyzak & Goudard, SA ('RSCG'), an international advertising group, from February 1990 to August 1991. In 1969, Mr. Lloyd co-founded KLP Group plc ('KLP'), a sales promotion and marketing services company in the United Kingdom quoted on the London Stock Exchange in which he served as the Chief Executive Officer until August 1991. KLP was acquired in 1990 by RSCG. Mr. Lloyd is currently a director of Viewinn plc, a publicly traded hotel information services company.

     Mr. Shacknai has been a director of the Company since November 1997. Mr. Shacknai has been Chairman of the Board and Chief Executive Officer of Medicis Pharmaceutical Corp. since 1988. From 1982 to 1988, Mr. Shacknai was a senior partner in the law firm of Royer, Shacknai and Mehle, where he represented over 34 multinational pharmaceutical and medical device companies. From 1983 to 1986, Mr. Shacknai was also an executive officer of Key Pharmaceuticals, Inc., prior to its acquisition by Schering Plough Corp. From 1977 to 1982, Mr. Shacknai served as Chief Aide to a United States House of Representatives committee with responsibility for health policy. Mr. Shacknai serves as a member of the National Arthritis and Musculoskeletal and Skin Diseases Advisory Council of the National Institute of Health, and the U.S.-Israel Science and Technology Commission. Mr. Shacknai is currently a director of Miravant Medical Technologies, a publicly traded medical technologies company.

     Mr. Spizz has been a director of the Company since November 1997. For more than the past five years, Mr. Spizz has been a senior member of the law firm of Todtman, Nachamie, Hendler & Spizz, P.C., counsel to the Company, certain of its subsidiaries and Healthworld B.V. in connection with various matters.

     In November 1997, the Company consummated an initial public offering (the 'IPO'), pursuant to which the Company issued and sold an aggregate of 2,415,000 shares of Common Stock.

     Since the time on November 21, 1997 that the Company's Registration Statement relating to the IPO was declared effective by the Securities and Exchange Commission (the 'Effective Time'), through December 31, 1997, there were no meetings of the Board of Directors of the Company. Prior to the Effective Time, there was one meeting of the Board of Directors of the Company (which was attended by all of the members of the Board of Directors) and action was taken by the directors by unanimous written consent in lieu of a meeting on five occasions during the last fiscal year. The Board of Directors designated, as of the Effective Time, from among its members an Audit Committee, which consists of Messrs. Lloyd, Shacknai and Spizz. The Audit Committee, which is responsible for recommending annually to the Board of Directors the independent auditors to be retained by the Company and which meets with management and the Company's independent auditors to determine the adequacy of the Company's financial and accounting practices and controls, held no meetings during the 1997 fiscal year. The Company has had, since the Effective Time, a Compensation Committee of the Board of Directors, which reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to the compensation and benefits of employees of the Company and administers the Company's 1997 Stock Option Plan and the issuance of stock options to the Company's officers, employees, directors and consultants. The Compensation Committee consists of Messrs. Knight, Lloyd and Shacknai. The Compensation Committee held no meetings during the 1997 fiscal year. The Company does not have a standing nominating committee. There are no family relationships between any of the directors or executive officers of the Company.

EXECUTIVE OFFICERS

     Set forth below is certain information regarding the executive officers of the Company:

NAME                      AGE  CURRENT POSITION
------------------------  ---  -------------------------------------------------
Steven Girgenti.........  52   Chairman of the Board and Chief Executive Officer
William Leslie Milton...  54   Vice Chairman of the Board and President
Stuart Diamond..........  37   Executive Vice President, Chief Financial
                                 Officer, Secretary and Treasurer
William Butler..........  52   Executive Vice President--Global Communications
                                 Services of GH
Herbert Ehrenthal.......  61   Executive Vice President--U.S. Communications
                                 Services of GH
Francis Hughes..........  59   Chief Creative Officer of GH and Director
Michael Garnham.........  42   Managing Director--U.K. Contract Sales Services

     Officers serve at the discretion of the Board of Directors. See 'Executive Compensation--Employment Agreements' for a description of certain employment agreements of executive officers.

     Information regarding Mr. Girgenti is included herein in the section entitled 'PROPOSAL 1--ELECTION OF DIRECTORS.'

     Information regarding Mr. Milton is included herein in the section entitled 'PROPOSAL 1--ELECTION OF DIRECTORS.'

     Mr. Diamond has served as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company since August 1997. Mr. Diamond was the Vice President-Controller of the Licensing Division of Calvin Klein Inc., an apparel company, from April 1996 to August 1997. He was the Vice President and Chief Financial Officer of Fenway Partners Inc., a leveraged buyout firm, from April 1995 to April 1996. Mr. Diamond was the Senior Vice President and Chief Financial Officer of Medicis Pharmaceutical Corp. from 1990 to April 1995.

     Mr. Butler became Executive Vice President of GH's Global Communications Services in November 1997. Mr. Butler co-founded GH in April 1986 and has served as its Executive Vice President since such time. Mr. Butler has worked for various medical communications firms, including Sudler & Hennessey and William Douglas McAdams. Prior to that time, Mr. Butler worked in a number of marketing positions at Pfizer Inc. and Continental Group.

     Mr. Ehrenthal became Executive Vice President of GH's U.S. Communications Services in November 1997. Mr. Ehrenthal has been President and Chief Operating Officer of Rubin Ehrenthal & Associates, a division of GH, since 1991 when Rubin, Reid, Noto & Ehrenthal, Inc. ('Rubin Ehrenthal') (of which he was a founding member) merged with GH. Prior to his employment with Rubin Ehrenthal, Mr. Ehrenthal held a variety of senior management positions with various advertising agencies, including BBDO Worldwide Inc. and Ted Bates.

     Information regarding Mr. Hughes is included herein in the section entitled 'PROPOSAL 1--ELECTION OF DIRECTORS.'

     Mr. Garnham has been the Managing Director of U.K. Contract Sales Services since December 1994. Mr. Garnham served as a consultant to Milton Marketing Limited from August 1993 to December 1994 in connection with its field marketing activities. Mr. Garnham was the Associate Director of FMCG Field Marketing Ltd., a field marketing company, from February 1992 to August 1993.

                               SECURITY OWNERSHIP

     The following table sets forth certain information as of April 16, 1998 regarding the ownership of Common Stock of the Company by (i) each person who is known to the management of the Company to have been the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table contained herein and (iv) all directors and executive officers of the Company as a group. Each stockholder listed below has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. All persons listed below have an address c/o the Company's principal executive offices in New York.

NAME AND ADDRESS OF                                  AMOUNT AND NATURE OF  % OF
BENEFICIAL OWNER          POSITION WITH THE COMPANY  BENEFICIAL OWNERSHIP  CLASS
------------------------  -------------------------  --------------------  -----
Steven Girgenti.........  Chairman of the Board and         2,195,925      29.6%
                            Chief Executive Officer
William Leslie Milton...  Vice Chairman of the              1,290,984      17.4%
                            Board and President
William Butler..........  Executive Vice President            485,070       6.5%
                            --Global Communications
                            Services of GH
Herbert Ehrenthal.......  Executive Vice President            596,505       8.0%
                            --U.S. Communications
                            Services of GH
Francis Hughes..........  Chief Creative Officer of           172,500       2.3%
                            GH and Director
Peter Knight............  Director                                  0         *
Colin Lloyd.............  Director                              5,000         *
Jonah Shacknai..........  Director                                  0         *
Alex Spizz..............  Director                             10,000         *
All directors and
 executive officers as a
 group (11 persons).....                                    4,954,215      66.8%

------------------
* Less than one percent (1%).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own greater than 10% of a registered class of the Company's equity securities to file certain reports ('Section 16 Reports') with the Securities and Exchange Commission with respect to ownership and changes in ownership of the Common Stock and other equity securities of the Company. Based solely on the Company's review of the Section 16 Reports furnished to the Company and written representations from certain reporting persons, all Section 16(a) requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

     The following table summarizes compensation paid by the Company during fiscal 1996 and 1997 to the Company's Chairman of the Board and Chief Executive Officer and its four other most highly compensated executive officers whose cash compensation exceeded $100,000 for such respective fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                                    ------------
                                                                                       AWARDS
                                            ANNUAL COMPENSATION                     ------------
                             --------------------------------------------------      SECURITIES
                                                                   OTHER ANNUAL      UNDERLYING
                             FISCAL                                COMPENSATION     OPTIONS/SARS      ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY ($)       BONUS ($)        $              (#)(1)      COMPENSATION ($)
---------------------------  ------   ----------       ---------   ------------     ------------   ----------------
Steven Girgenti............   1997     $ 47,811(2)          --       $417,130(3)       25,000         $2,628,109(4)(5)
  Chairman of the Board &     1996           --             --        337,000(3)           --            981,500(4)
    Chief Executive Officer
William Leslie Milton......   1997     $103,307(6)(9)       --       $ 33,855(6)(7)    25,000         $  131,186(8)
  Vice Chairman of the        1996       98,280(6)(9)       --         32,340(6)(7)        --                 --
    Board & President
William Butler.............   1997     $ 37,853(2)          --       $273,541(3)       25,000         $  576,366(4)(5)
  Executive Vice President-   1996           --             --        275,000(3)           --            222,622(4)
    Global Communications
    Services of GH
Herbert Ehrenthal..........   1997     $ 37,753(2)          --       $280,573(3)       25,000         $  764,897(4)(5)
  Executive Vice President-   1996           --             --        275,000(3)           --            231,211(4)
    U.S. Communications
    Services of GH
Francis Hughes.............   1997     $ 28,125(2)          --       $205,383(3)       25,000         $  232,552(4)(5)
  Chief Creative Officer of   1996           --             --        225,000(3)           --             52,372(4)
    GH and Director

------------------
(1) Reflects options to purchase shares of Common Stock granted to such persons under the Company's 1997 Stock Option Plan in 1997 at an exercise price of $9.90 per share for Mr. Girgenti, and at an exercise price of $9.00 per share for each of Messrs. Milton, Butler, Ehrenthal and Hughes. Such options vest at a rate of 1/3 per year on November 21 of 1998, 1999 and 2000.

(2) Compensation paid by certain of the companies comprising GHB&M.

(3) Represents consulting fees paid prior to the Effective Time by certain of the companies comprising GHB&M to certain companies wholly-owned by each respective officer.

(4) Includes distributions made to such individuals by certain of the companies comprising GHB&M. A portion of such distributions were made to cover each individual's 1995, 1996 and estimated 1997 tax liabilities associated with the election of the companies comprising GHB&M to be treated as 'S' Corporations (other then Syberactive, Inc., which was treated as a 'C' Corporation) during such periods. Pursuant to such election, income or loss of each of such companies was allocated to its stockholders by inclusion in their respective individual income tax returns. As a result of the consummation of the Consolidation, the status of each of the companies comprising GHB&M as S Corporations terminated and each of the companies comprising GHB&M became subject to Federal and state income taxes at applicable corporate rates. Immediately prior to the consummation of the Consolidation, GHB&M made distributions to its stockholders (Messrs. Girgenti, Butler, Ehrenthal and Hughes) of $3.7 million in the aggregate from existing cash balances for the payment by such stockholders of taxes due on GHB&M's estimated 1997 S corporation earnings through the date of the Consolidation. See 'Related Transactions'.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(5) Includes the Company's contributions to the Healthworld and the U.S. Subsidiaries Profit Sharing/401K Retirement Plan. For fiscal 1997, such contributions were as follows: Mr. Girgenti--$1,220; Mr. Butler-- $1,067; Mr. Ehrenthal--$1,067; and Mr. Hughes--$1,067.

(6) Calculated using the 1996 and 1997 average exchange rates of $1.56 = pounds 1.00 and $1.64 = pounds 1.00, respectively.

(7) For 1996 and 1997, includes (i) a contribution by Milton Marketing Limited to Mr. Milton's pension plan of $15,600 and $16,398, respectively, and (ii) an aggregate of $10,952 and $14,776, respectively, for automobile expenses.

(8) Represents dividend distributions made by Milton Marketing Limited to Mr. Milton in connection with dividends declared prior to the consummation of the Consolidation.

(9) Compensation paid by Milton Marketing Limited.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information for each of the persons named in the Summary Compensation Table with respect to the stock options granted to such executive officers during the fiscal year ended December 31, 1997 pursuant to the Company's 1997 Stock Option Plan.

                                          INDIVIDUAL GRANTS
                           ------------------------------------------------    POTENTIAL REALIZABLE
                                      PERCENT OF                                 VALUE AT ASSUMED
                                         TOTAL                                 ANNUAL RATES OF STOCK
                                        OPTIONS                                 PRICE APPRECIATION
                                      GRANTED TO                                FOR OPTION TERM (1)
                           OPTIONS     EMPLOYEES     EXERCISE                  ---------------------
                           GRANTED     IN FISCAL      PRICE      EXPIRATION       5%          10%
NAME                          #        YEAR (%)        $/SH         DATE          $            $
------------------------   -------    -----------    --------    ----------    --------     --------
Steven Girgenti.........   25,000         4.6%        $ 9.90      11/21/02     $ 39,663     $114,865
William Leslie Milton...   25,000         4.6           9.00      11/21/04       91,598      213,461
William Butler..........   25,000         4.6           9.00      11/21/07      141,501      358,592
Herbert Ehrenthal.......   25,000         4.6           9.00      11/21/07      141,501      358,592
Francis Hughes..........   25,000         4.6           9.00      11/21/07      141,501      358,592

------------------
(1) These figures were calculated assuming that the market price per share of the Common Stock increased from $9.00 per share at a compound rate of 5% and 10% per year for ten years. The purpose of including this information is to indicate the potential realizable value at the assumed annual rates of stock price appreciation for the option term for all of the Company's stockholders.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

     The following table sets forth information for each of the persons named in the Summary Compensation Table with respect to the aggregate stock options exercised during the fiscal year ended December 31, 1997, and stock options held as of December 31, 1997.

                                                           NUMBER OF
                                                          SECURITIES        VALUE OF
                                                          UNDERLYING       UNEXERCISED
                                                          UNEXERCISED     IN-THE- MONEY
                                                          OPTIONS AT       OPTIONS AT
                             SHARES                        FY-END(#)      FY-END($)(1)
                            ACQUIRED                     -------------    -------------
                               ON            VALUE       EXERCISABLE/     EXERCISABLE/
NAME                       EXERCISE(#)    REALIZED($)    UNEXERCISABLE    UNEXERCISABLE
------------------------   -----------    -----------    -------------    -------------
Steven Girgenti.........        0              0            0/25,000        0/$54,000
William Leslie Milton...        0              0            0/25,000        0/ 76,500
William Butler..........        0              0            0/25,000        0/ 76,500
Herbert Ehrenthal.......        0              0            0/25,000        0/ 76,500
Francis Hughes..........        0              0            0/25,000        0/ 76,500

------------------
(1) Based upon the closing price of the Common Stock of $12.06 on December 31, 1997, less the exercise price.

EMPLOYMENT AGREEMENTS

     In November 1997, the Company entered into a three-year employment agreement with each of Messrs. Girgenti, Milton, Butler and Garnham, and an eighteen month employment agreement with Mr. Ehrenthal (collectively, the 'Executive Employment Agreements'), which became effective as of the Effective Time and provide that Messrs. Girgenti, Milton, Butler, Garnham and Ehrenthal (the 'Executives') will serve as Chairman of the Board and Chief Executive Officer of the Company, Vice Chairman of the Board and President of the Company, Executive Vice President Global--Communications Services of GH, Managing Director--U.K. Contract Sales Services and Executive Vice President--U.S. Communications Services of GH, respectively, at an annual salary of $360,000, $325,000, $300,000, $175,000, and $300,000, respectively, subject to review and increase at the discretion of the Board of Directors of the Company. Messrs. Girgenti's and Milton's Executive Employment Agreements provide that each of Messrs. Girgenti and Milton will serve as members of the Board of Directors of the Company. Each Executive Employment Agreement is automatically renewable after the initial term for successive one year periods unless either the Company or the Executive notifies the other at least 90 days prior to the expiration of any term of its or his desire to terminate the agreement. Each Executive Employment Agreement also contains a confidentiality provision as well as a noncompetition provision which prohibits the Executive from competing with the Company during the term of the applicable agreement and for a two year period (or, in the case of Mr. Ehrenthal, for a one year period) after the expiration of such term. Under Messrs. Girgenti's or Milton's Executive Employment Agreement, in the event that the Company terminates Mr. Girgenti or Milton without cause (as defined in the agreement) prior to the expiration of the agreement, the Company is obligated to pay Messrs. Girgenti or Milton, as the case may be, severance in an amount equal to twice his then current base salary.

     Furthermore, each Executive Employment Agreement provides that Messrs. Girgenti, Milton, Butler, Ehrenthal and Garnham are entitled to a bonus based on achieving or exceeding certain profits and revenue performance goals set by the Company during the term of their respective employment agreement, and may be entitled to an additional bonus to be determined at the sole discretion of the Compensation Committee of the Company. Mr. Ehrenthal's agreement also provides that he will be entitled to (i) a two year consulting arrangement, at the end of his employment term (or if he is terminated without cause), for $300,000 per annum for the first year and $120,000 per annum for the second year of such consulting arrangement and (ii) an expense allowance during his employment term of $30,000 per year.

     In August 1997, the Company entered into a three-year employment agreement with Stuart Diamond (the 'Diamond Employment Agreement'), which provides that Mr. Diamond will serve as the Company's Executive Vice President and Chief Financial Officer at an annual base salary of $175,000, subject to annual review and increase at the discretion of the Board of Directors of the Company. The Diamond Employment Agreement also provided that Mr. Diamond would receive a minimum bonus of $30,000 for the year ending December 31, 1997 and may be entitled to additional annual bonuses and awards under any plans established by the Company as determined by the Board of Directors or Compensation Committee in their sole discretion. The Diamond Employment Agreement is automatically renewable after the initial three-year term for successive one year periods unless either the Company or Mr. Diamond notifies the other at least 30 days prior to the expiration of any term of its or his desire to terminate the agreement. The Diamond Employment Agreement contains a confidentiality provision as well as a non-competition provision which prohibits Mr. Diamond from competing with the Company during the term of the agreement. Under the Diamond Employment Agreement, the Company will be obligated to pay Mr. Diamond severance in an amount equal to (i) six months base salary, in the event that the Company terminates Mr. Diamond without cause (as defined in the agreement) prior to or subsequent to the expiration of the agreement and (ii) a minimum of three months base salary (subject to increase at the discretion of the Board of Directors) in the event that the Company is sold or a change of control in the Company occurs (in addition to the amount payable in (i) above).

     In September 1995, GH entered into a three-year employment agreement (the 'Hughes Employment Agreement') with Francis Hughes, a member of Healthworld's Board of Directors, which provides that Mr. Hughes will serve as the Chief Creative Officer and Secretary of GH for an annual base salary of $225,000. Under the Hughes Employment Agreement, Mr. Hughes is obligated to work a total of six out of 12 months per calendar year in accordance with a pre-approved schedule. The Hughes Employment Agreement may be extended by Mr. Hughes at his sole discretion for up to two additional one-year periods upon at least 30 days prior written notice to the Company. The Hughes Employment Agreement contains a confidentiality provision as well as a non-competition provision which prohibits Mr. Hughes from competing with the Company during the term of the agreement and for five years thereafter.

COMPENSATION OF DIRECTORS

     Prior to the consummation of the IPO, the members of Healthworld's Board of Directors did not receive any compensation for serving as directors. Each non-employee member of the Board of Directors will receive, beginning in the 1998 fiscal year, an annual fee of $2,000 plus reimbursement of expenses incurred in attending meetings. Pursuant to the Company's 1997 Stock Option Plan (the 'Stock Option Plan') each non-employee director automatically received an option grant for 10,000 shares of Common Stock at the Effective Time at an exercise price per share of $9.00. In addition, under the Stock Option Plan each non-employee director will automatically receive, subject to availability under the Stock Option Plan, an option grant for 10,000 shares of Common Stock on the date of the first meeting of the Board of Directors following each annual meeting of stockholders. In addition, a non-employee director who becomes a director on a date other than the date of any annual meeting of stockholders will receive, subject to availability under the Stock Option Plan, an option grant under the Stock Option Plan for 10,000 shares of Common Stock on the date he or she becomes a director. Each grant will be at an exercise price per share equal to the market price of the Common Stock on the grant date, will become fully exercisable on the first anniversary of the date of the grant, and will have a term of ten years measured from the grant date, subject to earlier termination if an optionee's service as a Board member is terminated. At the Effective Time, options to purchase 10,000 shares of Common Stock at an exercise price of $9.00 per share were granted to each of Messrs. Knight, Lloyd, Shacknai and Spizz.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to the Consolidation, compensation policies and decisions, including those relating to salary, bonuses and benefits of executive officers, had been set or made by Mr. Girgenti, with respect to GHB&M, and Mr. Milton, with respect to Milton, since the formation of such companies. Since the Effective Time and for the remainder of the fiscal year ended December 31, 1997, the members of the Compensation Committee of the Board of Directors were Peter Knight, Colin Lloyd and Jonah Shacknai. During the 1997 fiscal year, no executive officer of the Company served as a director of or member of a compensation committee of any entity for which any of the persons serving on the Board of Directors of the Company or on the Compensation Committee of the Board of Directors is an executive officer.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Prior to the Consolidation, compensation policies and decisions, including those relating to salary, bonuses and benefits of executive officers, had been set or made by Mr. Girgenti, with respect to GHB&M, and Mr. Milton, with respect to Milton, since the formation of such companies. All compensation paid to the Company's executive officers prior to the Effective Time was determined by either Mr. Girgenti or Mr. Milton, other than certain compensation paid to Messrs. Diamond and Hughes pursuant to their employment agreements, which were in effect prior to the Effective Time. As discussed under 'Executive Compensation-Employment Agreements,' the Company has also entered into employment agreements, effective as of the Effective Time, with each of Messrs. Girgenti, Milton, Butler, Garnham and Ehrenthal. The compensation paid to Messrs. Girgenti, Milton, Butler, Garnham and Ehrenthal since the Effective Time has been based solely on the terms of such employment agreements, with the exception of stock option grants under the Stock Option Plan to executive officers at the Effective Time, which were approved by the Board of Directors of the Company prior to the Effective Time. Consequently, although the Compensation Committee is responsible, since the Effective Time, for determining compensation policies and guidelines for the Company's executive officers and for administering the Stock Option Plan and the grant of stock options thereunder, the Compensation Committee has not, as of December 31, 1997, formulated specific policies concerning compensation of the Company's Chief Executive Officer and the Company's other executive officers.

                            The Compensation Committee of the Board of Directors

                            Peter Knight
                            Colin Lloyd
                            Jonah Shacknai

                             PERFORMANCE COMPARISON

     The following graph compares, from November 21, 1997 (the Effective Time and the date on which the Common Stock was registered under Section 12 of the Securities Exchange Act of 1934, as amended (the 'Exchange Act')) the cumulative total stockholder return on the Common Stock with the cumulative total returns of the Nasdaq Stock Market (U.S.) Index and a peer group. The graph assumes that the value of the investment in the Common Stock and each index was $100 on November 21, 1997 and that all dividends were reinvested.

     The peer group is comprised of the following domestic and foreign advertising, marketing and communications companies: Boron Lepore & Associates Inc., Cks Group Inc., Think New Ideas Inc., Cordiant Communications Group, Omnicom Group, True North Communications, Grey Advertising Inc., Wpp Group Plc and Quintiles Transnational Corp. The return of each company in the peer group has been weighted according to its respective stock market capitalization. Data for the graph were provided by Research Data Group, Inc.

               COMPARISON OF ONE MONTH CUMULATIVE TOTAL RETURN*
     AMONG HEALTHWORLD CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                               AND A PEER GROUP

                             [PERFORMANCE GRAPH]

                           Healthworld   Peer    Nasdaq Stock
                              Corp.      Group   Market (U.S.)
                           -----------   -----   -------------
                11/21/97      $100       $100        $100
                12/31/97       121        107          98

   *$100 INVESTED ON 11/21/97 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF
    DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

                              RELATED TRANSACTIONS

     Healthworld entered into separate Agreements and Plans of Organization (the 'Consolidation Agreements') in October 1997 with the shareholders of GHB&M and Milton and, pursuant thereto, acquired GHB&M and Milton on November 12, 1997. Prior to November 12, 1997, each of the companies comprising GHB&M were owned by Steven Girgenti, the Chairman of the Board and Chief Executive Officer of the Company, William Butler, the Executive Vice President of Global Communications Services of GH, Herbert Ehrenthal, the Executive Vice President of U.S. Communications Services of GH, and Francis Hughes, a director of the Company and Chief Creative Officer of GH. Prior to November 12, 1997, Milton Marketing Group Limited ('MMGL') was owned by William Leslie Milton, the Vice Chairman of the Board and President of the Company, and minority interests of Milton Marketing Limited, Effective Sales Personnel (f/k/a Milton Headcount Limited), PDM Communications Limited ('PDM') and Milton Cater Limited, each a subsidiary of MMGL, were owned by Michael Bourne, Michael Garnham (the Managing Director of U.K. Contract Sales Services), Leonard Moreton and Claire Cater, respectively.

     Pursuant to the terms of the Consolidation Agreements, in exchange for all of the shares of common stock of the companies comprising GHB&M and all of the shares of common stock of the companies comprising Milton, including Milton's minority interests, Healthworld issued an aggregate of 5,000,000 shares of its Common Stock, of which 3,450,000 shares were issued to the shareholders of GHB&M and 1,550,000 shares were issued to the shareholders of Milton, other than Claire Cater, who did not receive any of such shares since her minority interest was redeemed by Milton for no consideration pursuant to a prior agreement between Milton and Ms. Cater. See 'Security Ownership.' The allocation of the shares of Common Stock issued in the Consolidation to the GHB&M shareholders was made in the same proportion as each such stockholder's current ownership interest in the GHB&M companies. Of the shares of Common Stock issued to Milton's shareholders, Mr. Milton received 1,290,984 shares and the minority shareholders (other than Ms. Cater) received an aggregate of 259,016 shares. In addition, pursuant to a pre-existing agreement between PDM and Leonard Moreton, certain of the terms of which were incorporated in the Consolidation Agreements, the Company will pay to Mr. Moreton no later than July 31, 1999 an amount in cash up to approximately $320,000 based on the profits earned by PDM. As a result of the Consolidation, all of the shares of GHB&M and Milton (including the minority interests in the subsidiaries of Milton) were acquired by Healthworld as described above, and GHB&M and Milton became wholly owned subsidiaries of Healthworld.

     Pursuant to the Consolidation Agreements, Messrs. Milton and Garnham and each of the shareholders of GHB&M have agreed not to compete with the Company for a two year period, and Messrs. Bourne and Moreton have agreed not to compete with the Company for a six month period, commencing on November 21, 1997. In addition, under the Consolidation Agreements, the Company granted to the stockholders of GHB&M and Milton who received shares of Common Stock in the Consolidation (including Messrs. Girgenti, Milton, Butler, Ehrenthal, Hughes and Garnham) unlimited piggy-back registration rights with respect to such shares, commencing one year from the Effective Time.

     Prior to the consummation of the Consolidation, the companies comprising GHB&M (other than Syberactive, Inc. ('Syberactive'), which is treated as a C Corporation) elected to be treated as S Corporations under the Internal Revenue Code of 1986, as amended, pursuant to which income or loss of each of such companies was allocated to its shareholders by inclusion in their respective individual income tax returns. As a result of the consummation of the Consolidation, the status of each of the companies comprising GHB&M as S Corporations terminated and each of the companies comprising GHB&M became subject to Federal and state income taxes at applicable corporate rates.

     In connection with the termination of the status of each of the companies comprising GHB&M as S Corporations, GHB&M entered into an agreement under which, prior to the consummation of the Consolidation, GHB&M sold approximately $2.6 million of its accounts receivable to an unaffiliated financial institution at a discount rate equal to 2% of the gross face amount of the accounts receivable sold (the 'Accounts Receivable Sale'). Immediately prior to the consummation of the Consolidation, GHB&M made distributions (the 'S Corporation Distributions') to its shareholders of $3.7 million in the aggregate from existing cash balances for the payment by such shareholders of taxes due on GHB&M's estimated 1997 S Corporation earnings through the date of the Consolidation (including taxable earnings arising from the Accounts Receivable Sale).

     The law firm of Todtman, Nachamie, Hendler & Spizz, P.C. ('Todtman'), New York, New York, of which Alex Spizz, a director of the Company, is a member, has acted as counsel to the Company, GHB&M and Healthworld B.V. in connection with various matters since April 1986. The Company paid an aggregate of $770,000 for legal fees for services rendered by Todtman to the Company during the fiscal year ended December 31, 1997.

                       PROPOSAL 2--APPROVAL OF AMENDMENT
                         TO THE 1997 STOCK OPTION PLAN

AMENDMENT

     In February, 1998, the Board of Directors of the Company adopted, subject to the approval of the stockholders, an amendment to the Company's Stock Option Plan increasing the number of shares of Common Stock available under the Stock Option Plan by an aggregate of 700,000 shares of Common Stock.

     The Stock Option Plan provides for the grant of stock options and currently covers up to an aggregate of 710,000 shares of Common Stock. As of April 16, 1998, options to purchase 691,050 shares of Common Stock were outstanding under the Stock Option Plan. Under the Stock Option Plan as currently in effect, there are 18,950 shares of Common Stock available for future grants of stock options.

     The principal purpose of the proposed amendment to the Stock Option Plan is to enable the Company to continue to attract and retain the services of directors, officers, employees and consultants for the benefit of the Company, thereby providing increased incentive for such directors, officers, key employees and consultants to render services to the Company in the future and to exert maximum effort for the success of the Company. In addition, under the Stock Option Plan as currently in effect, there are only a limited number of shares of Common Stock available for future grants of stock options.

     The stockholders are required to vote on and approve the proposed amendment to the Stock Option Plan. The Board of Directors believes that it is in the best interest of the Company and its stockholders to approve the proposed amendment to the Stock Option Plan. Assuming a quorum is present, a vote of a majority of the votes cast at the Meeting, in person or by proxy, is required to approve the proposed amendment to the Stock Option Plan. With respect to the proposed amendment, abstentions and broker non-votes are not counted as votes cast. If the proposed amendment to the Stock Option Plan is not approved, the Stock Option Plan will continue to remain in effect in its present form.

DESCRIPTION OF THE STOCK OPTION PLAN

     The Board of Directors has adopted, and the stockholders have approved, the Company's Stock Option Plan. The Stock Option Plan provides for the grant of (i) options that are intended to qualify as incentive stock options ('Incentive Stock Options') within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the 'Code') to certain employees (including officers and directors who are employees) and (ii) options not intended to so qualify ('Non-Qualified Stock Options') to the Company's employees, officers, directors and consultants. The total number of shares of Common Stock for which options may be granted under the Stock Option Plan currently is 710,000. The purpose of the Stock Option Plan is to induce certain employees, directors and consultants to remain in the employ or service of the Company and its subsidiaries, to attract new individuals to enter such employment or service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. Furthermore, the Board of Directors of the Company believes that the granting of stock options under the Stock Option Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success.

     The Stock Option Plan is administered by the Compensation Committee of the Board of Directors, which, under such plan, must be comprised of two or more non-employee directors who will determine the terms of options to be granted under such plan, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise. The Compensation Committee may appoint a separate committee comprised of the Chief Executive Officer and the Chief Financial Officer of the Company (the 'Administrative Committee') to act on its behalf and administer the Stock Option Plan with respect to certain employees of the Company who are not officers of the Company, provided that (i) the Administrative Committee may not grant options to purchase more than an aggregate of 50,000 shares of Common Stock in any one calendar year and (ii) unless otherwise determined by the Compensation Committee, no single employee may be granted options to purchase more than 2,500 shares of Common Stock. No option granted under the Stock Option Plan is transferable by the optionee other than by will or the laws of descent and distribution and each option is exercisable during the lifetime of the optionee only by such optionee. The Stock Option Plan provides that no person shall be granted options to purchase more than an aggregate of 200,000 shares of Common Stock during any fiscal year.

     The exercise price of all stock options granted under the Stock Option Plan must be at least equal to the fair market value of such shares on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any Incentive Stock Option must be not less than 110% of the fair market value on the date of grant. The term of each option granted pursuant to the Stock Option Plan will be established by the Compensation Committee in its sole discretion; provided, however, that the maximum term of each Incentive Stock Option granted pursuant to the Stock Option Plan is ten years. With respect to any Incentive Stock Option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of the Company's outstanding capital stock, the maximum term is five years. Options are subject to earlier termination upon termination of employment. Except as otherwise provided by the Compensation Committee at the time of grant, options shall become exercisable ratably over three years commencing on the first anniversary of the date of grant.

     The Stock Option Plan also provides for an automatic annual option grant for the non-employee directors. Each non-employee director automatically received an option grant for 10,000 shares of Common Stock at the Effective Time, and will automatically receive, subject to availability under the Stock Option Plan, an option grant for 10,000 shares of Common Stock on the date of the first meeting of the Board of Directors following each annual meeting of stockholders thereafter. In addition, a non-employee director who becomes a director other than on the date of any annual meeting of stockholders will receive, subject to availability under the Stock Option Plan, an option grant of 10,000 shares of Common Stock on the date he or she becomes a director. Each grant will be at an exercise price per share equal to the market price of the Common Stock on the grant date, will become fully exercisable on the first anniversary of the date of grant, and will have a term of ten years measured from the grant date, subject to earlier termination of an optionee's service as a Board member is terminated.

     In the event of a 'change of control' (as defined in the Stock Option Plan) of the Company, each option granted under the Stock Option Plan which has not previously expired or been cancelled, shall become immediately exercisable in full.

     As defined in the Stock Option Plan, a 'change of control' is deemed to occur if any of the following events occurs: (a) any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or certain related parties becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities; (b) individuals who, as of the Effective Time, constitute the Board cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Time whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the incumbent board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the incumbent board; or (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities.

     On April 16, 1998, the closing price of a share of Common Stock on the Nasdaq National Market was $18.00.

     As of April 16, 1998, 135 persons participated in the Stock Option Plan (including the five executive officers named in the Summary Compensation Table and four non-employee directors of the Company). Options to purchase 25,000 shares of Common Stock at an average exercise price of $9.18 per share were granted under the Stock Option Plan during the 1997 fiscal year to each of Messrs. Girgenti, Milton, Butler, Ehrenthal and

Hughes, the executive officers named in the Summary Compensation Table. In February 1998, options to purchase shares of the Common Stock under the Stock Option Plan at an average exercise price of $15.19 per share were granted as follows: options to purchase 25,000 shares of Common Stock were granted to each of Messrs. Girgenti and Milton and options to purchase 10,000 shares of Common Stock were granted to each of Messrs. Butler, Ehrenthal and Hughes. As of April 16, 1998 (i) an aggregate of 275,000 shares of Common Stock at an average exercise price of $11.43 per share were granted under the Stock Option Plan to all executive officers of the Company as a group, (ii) options to purchase 10,000 shares of Common Stock at an exercise price of $9.00 per share were automatically granted under the Stock Option Plan to each of Messrs. Knight, Lloyd, Shacknai and Spizz, and (iii) options to purchase an aggregate of 376,050 shares of Common Stock at an average exercise price of $9.72 per share were granted under the Stock Option Plan to all employees as a group (other than executive officers).

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the United States Federal income tax consequences of the granting and exercise of options under the Stock Option Plan, and the sale of the Common Stock acquired as a result thereof, is based on an analysis of the Code, as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. The following discussion applies only to a participant who is a United States person (hereinafter referred to as a 'United States Participant'). For purposes of this discussion, a 'United States person' means a citizen or resident alien of the United States. NON-UNITED STATES PERSONS WHO ARE PARTICIPANTS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES (INCLUDING IN THEIR COUNTRY OF RESIDENCE) OF THE GRANTING AND EXERCISE OF OPTIONS UNDER THE PLAN, AND THE SALE OF THE COMMON STOCK ACQUIRED AS A RESULT OF SUCH EXERCISE. In addition to being subject to the United States Federal income tax consequences described below, a United States Participant may also be subject to state, local and/or foreign income tax consequences in the jurisdiction in which he works and/or resides.

     There are no federal income tax consequences to a United States Participant by reason of the grant of Incentive Stock Options or Non-Qualified Stock Options under the Stock Option Plan. The exercise of Incentive Stock Options is not a taxable event for regular federal income tax purposes. However, such exercise may give rise to an alternative minimum tax liability. Except in the case of a disqualifying disposition (see below), the subsequent sale of shares following the exercise of an Incentive Stock Option will generally result in capital gain or loss. Upon the exercise of a Non-Qualified Stock Option, a United States Participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the amount paid as the exercise price. The ordinary income in connection with the exercise by a United States Participant who is an employee of a Non-Qualified Stock Option will be subject to both wage and employment tax withholding.

     A United States Participant's tax basis in the shares acquired pursuant to the exercise of the Non-Qualified Stock Option will be the amount paid upon exercise plus the amount of ordinary income recognized by the United States Participant as a result of the exercise of the Non-Qualified Stock Option. Any gain or loss on a subsequent sale of the Common Stock will generally be either capital gain or loss. Depending on whether the shares are held less than 12 months, 12 to 18 months or longer than 18 months, capital gain or loss will be either short-term, mid-term or long-term.

     A disqualifying disposition occurs if the United States Participant disposes of shares of Common Stock acquired upon exercise of an Incentive Stock Option (other than in certain tax-free transactions) within two years from the date on which the option is granted or within one year after the transfer of the shares to the United States Participant upon his exercise. At the time of disposition the United States Participant will generally recognize ordinary income equal to the excess of such shares' fair market value either on the date of exercise or the date of disposition, whichever is lower, over the United States Participant's adjusted basis in such shares, with additional gain, if any, taxed as capital gain.

     There are no federal income tax consequences to the Company by reason of the grant of Incentive Stock Options or Non-Qualified Stock Options or the exercise of Incentive Stock Options.

     Subject to the usual rules as to reasonableness of compensation, at the time the United States Participant recognizes ordinary income from the exercise of a Non-Qualified Stock Option, the Company will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized. To the extent the United States Participant recognizes ordinary income by reason of a disqualifying disposition of the Common Stock acquired upon exercise of Incentive Stock Options, the Company will be entitled to a corresponding deduction in the year in which the disposition occurs.

     The Company will be required to report to the Internal Revenue Service any ordinary income recognized by a United States Participant by reason of the exercise of a Non-Qualified Stock Option or a disqualifying disposition of Common Stock acquired upon exercise of an Incentive Stock Option, if such information is available to the Company. The Company, in the case of Non-Qualified Stock Options granted to employees who are United States persons, will be required to withhold income and employment taxes (and pay the employer's shares of employment taxes) with respect to such ordinary income. On the ordinary income realized on a disqualifying disposition of Common Stock acquired upon exercise of an Incentive Stock Option, withholding of income and payroll taxes by the Company will not be required.

     The foregoing does not discuss all tax consequences that may be applicable to a United States Participant under the Stock Option Plan or to the Company (including, for example, the effects under state, local and/or foreign income tax laws). Accordingly, United States Participants are urged to consult their own tax advisors concerning the tax consequences to them of their participation in the Stock Option Plan.

         PROPOSAL 3--RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of its Audit Committee, has selected Arthur Andersen LLP as independent auditors to audit and report upon the consolidated financial statements of the Company for the 1998 fiscal year and is submitting this matter to the stockholders for their ratification. Arthur Andersen LLP served as the Company's independent auditors in fiscal 1997. Assuming a quorum is present, a vote of a majority of the votes cast at the Meeting, in person or by proxy, is required for the ratification of the selection of Arthur Andersen LLP. Abstentions and broker non-votes are not counted as votes cast. If stockholders do not ratify the selection of Arthur Andersen LLP, the Board of Directors will consider other independent auditors. Representatives of the firm of Arthur Andersen LLP will be present at the Meeting to make a statement if they desire to do so and to be available to respond to appropriate questions that may be asked by stockholders.

                                 ANNUAL REPORT

     All stockholders of record as of April 16, 1998 are concurrently being sent a copy of the Company's Annual Report for the fiscal year ended December 31, 1997 which contains audited financial statements of the Company for the fiscal years ended December 31, 1995, December 31, 1996, and December 31, 1997.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals must be received by February 10, 1999 in order to be considered for inclusion in proxy materials distributed in connected with the next annual meeting of stockholders.

                                 MISCELLANEOUS

     As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matter to be brought before the Meeting. However, if any other matters not mentioned in the Proxy Statement are brought before the Meeting or any adjournments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote proxies given in said form or otherwise act, in respect of such matters, in accordance with their best judgment.

     All of the costs and expenses in connection with the solicitation of proxies with respect to the matters described herein will be borne by the Company. In addition to solicitation of proxies by use of the mails, directors, officers and employees (who will receive no compensation therefor in addition to their regular remuneration) of the Company may solicit the return of proxies by telephone, telegram or personal interview.

The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request instructions for voting the proxies. The Company may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL OWNER OF COMMON STOCK ON THE RECORD DATE, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO STUART DIAMOND, SECRETARY, HEALTHWORLD CORPORATION, 100 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10013.

     It is important that proxies be returned promptly. Stockholders are, therefore, urged to fill in, date, sign and return the Proxy immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.

                                          By Order of the Board of Directors

                                          /s/ Stuart Diamond

                                          STUART DIAMOND
                                          Secretary
April 24, 1998

                                                                           PROXY
HEALTHWORLD CORPORATION

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 1998
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Steven Girgenti and Stuart Diamond, or either of them acting singly in the absence of the other, with the power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of Healthworld Corporation (the "Company") held of record by the undersigned on April 16, 1998, at the Annual Meeting of Stockholders to be held at the offices of the Company, 100 Avenue of the Americas, New York, New York 10013, on June 10, 1998, at 10:30 A.M., Local Time, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

1. The election of seven directors nominated by the Board of Directors:
   [ ] FOR all nominees listed below   [ ] WITHHOLD AUTHORITY
       (except as indicated below)         to vote for the nominees listed below

   Steven Girgenti, William Leslie Milton, Francis Hughes, Peter Knight, Colin Lloyd, Jonah Shacknai and Alex Spizz

   (INSTRUCTION: To withhold authority to vote for any individual nominee or nominees write such nominee's or nominees' names in the space provided below.)

   ___________________________________________________________________________

2. The approval of a proposed amendment to the Company's 1997 Stock Option Plan to increase the number of shares of the Company's Common Stock available under the Company's 1997 Stock Option Plan by an aggregate of 700,000 shares.

                      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3. The ratification of the selection of Arthur Andersen LLP as independent auditors of the Company for the 1998 fiscal year.

                      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

                                     (Continued, and to be signed on other side)

(Continued from other side)

4. Upon such other business as may properly come before the Meeting or any adjournment thereof.

     This proxy, when properly executed, will be voted as directed. IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED (I) FOR THE ELECTION OF THE SEVEN NAMED INDIVIDUALS AS DIRECTORS, (II) FOR THE APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S 1997 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AVAILABLE UNDER THE COMPANY'S 1997 STOCK OPTION PLAN BY AN AGGREGATE OF 700,000 SHARES AND (III) FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 1998 FISCAL YEAR. If any other business properly comes before the Annual Meeting of Stockholders, this proxy confers discretionary authority on the proxy nominees named herein to vote in their discretion on such other business.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on June 10, 1998 and the Proxy Statement, dated April 24, 1998, prior to the signing of this proxy.

  PLEASE SIGN, DATE, AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.

Date: _______________, 1998

___________________________
          (L.S.)

___________________________
          (L.S.)

___________________________
          (L.S.)

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.

                             HEALTHWORLD CORPORATION
                             1997 STOCK OPTION PLAN

                                TABLE OF CONTENTS

                                                                  Page
                                                                  ----

 1.   Purpose.....................................................  1

 2.   Effective Date of the Plan..................................  2

 3.   Stock Subject to Plan.......................................  2

 4.   Committee...................................................  2

 5.   Administration..............................................  3

 6.   Eligibility.................................................  5

 7.   Option Prices...............................................  7

 8.   Option Term.................................................  9

 9.   Limitations on Amount of Options Granted....................  9

10.   Exercise of Options......................................... 10

11.   Transferability............................................. 13

12.   Termination of Employment................................... 13

13.   Adjustment of Number of Shares.............................. 16

14.   Purchase for Investment, Withholding and Waivers............ 18

15.   No Stockholder Status....................................... 19

16.   No Restrictions on Corporate Acts........................... 19

17.   Options Granted in Connection With Acquisitions............. 19

18.   No Employment or Service Right.............................. 20

19.   Termination and Amendment of the Plan....................... 20

20.   Expiration and Termination of the Plan...................... 21

                             HEALTHWORLD CORPORATION
                             1997 STOCK OPTION PLAN

1.       Purpose.

         The purposes of the 1997 Stock Option Plan (the "Plan") are to induce certain employees, directors and consultants to remain in the employ or service of Healthworld Corporation (the "Company") and its present and future subsidiary corporations (each a "Subsidiary"), as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), to attract new individuals to enter into such employment or service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the granting of stock options (the "Options") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success. Options granted hereunder are intended to be either (a) "incentive stock options" (which term, when used herein, shall have the meaning ascribed thereto by the provisions of Section 422(b) of the Code) or
(b) options which
are not incentive stock options ("non-qualified stock options") or (c) a combination thereof, as determined by the Committee (the "Committee") referred to in Section 4 hereof at the time of the grant thereof.

2.       Effective Date of the Plan.

         The Plan became effective on October 13, 1997 by action of the Board ratified by the holders of all of the issued and outstanding shares of the common stock of the Company.

3.       Stock Subject to Plan.

         710,000 of the authorized but unissued shares of the Common Stock, $.01 par value, of the Company (the "Common Stock") are hereby reserved for issue upon the exercise of Options granted under the Plan; provided, however, that the number of shares so reserved may from time to time be reduced to the extent that a corresponding number of issued and outstanding shares of the Common Stock are purchased by the Company and set aside for issue upon the exercise of Options. If any Options expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

4.       Committee.

         The Committee shall consist of two or more members of the Board both or all of whom shall be "non-employee directors" within the meaning of Rule 16b-3(b)(3) promulgated under the

Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, from and after the date of the first meeting of the stockholders of the Company occurring after December 31, 2000 at which directors are to be elected, all members of the Committee shall be "outside directors" within the contemplation of Section 162(m)(4)(C)(i) of the Code. The Chief Executive Officer of the Company shall also be a member of the Committee, ex-officio, whether or not he or she is otherwise eligible to be a member of the Committee. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

5.       Administration.

         A. Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements or certificates (which need not be identical), to determine the individuals (each a "Partici-pant") to whom and the times and the prices at which Options shall be granted, the periods during which each Option shall be exercisable, the number of shares of the Common Stock to be subject to each Option and whether such Option shall be an incentive stock option or a non-qualified stock option and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that directors of the Company who are not employed by the Company or any of the Subsidiaries (each a "Non-Employee Director") shall only be granted Options in accordance with the provisions of Section 6B. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees and consultants, their present and potential contributions to the success of the Company and the Subsidiaries and such other factors as the Committee in its discretion shall deem relevant. The Committee's determination on the matters referred to in this Section 5 shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Option shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of any Option shall be final, binding and conclusive.

         B. The Committee may appoint a separate committee comprised of the Chief Executive Officer and Chief Financial Officer of the Company (the "Administrative Committee") to administer the Plan with respect to employees of the Company or a Subsidiary (I) who are not officers of the Company who are subject to the provisions of Section 16 of the Exchange Act and (ii) whose compensation is not subject to the provisions of Section 162(m) of the Code, subject to such conditions, restrictions and limitations as may be imposed by the Committee, including but limited to: (a) Options to purchase not more than 50,000 shares of the Common Stock may be granted in any one calendar year by the Administrative Committee to all employees of the Company in the aggregate and
(b) the Committee shall establish a maximum number of shares that may be subject to Options granted under the Plan in any one calendar year to any single employee by the Administrative Committee. Unless and until the Committee shall take further action, the maximum number of shares that may be subject to Options granted under the Plan in any one calendar year by the Administrative Committee to any single employee shall be 2,500. Any actions duly taken by the Administrative Committee with respect to the grant of Options to employees shall be deemed to have been taken by the Committee for purposes of the Plan.

6.       Eligibility.

         A. An Option may be granted only to (i) an employee or consultant of the Company or a Subsidiary, (ii) to the extent provided in Section 6B, a Non-Employee Director and (iii) employees of a corporation or other business enterprise which has been acquired by the Company or a Subsidiary, whether by exchange or purchase of stock, purchase of assets, merger or reverse merger or otherwise, who hold options with respect to the stock of such corporation which the Company has agreed to assume.

         B. (i) Upon the effective date (the "Effective Date") of the Company's Registration Statement on Form S-1 (Registration No. 333-34751) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on August 29, 1997, each person who is a Non-Employee Director or who will be a Non-Employee Director on the closing date of the Company's initial public offering pursuant to the Registration Statement, shall be granted an Option (a "Non-Employee Director's Formula Option") to purchase 10,000 shares of the Common Stock at the initial per share option price equal to the initial public offering price in the offering made under such registration statement.


            (ii) At the first meeting of the Board immediately following the annual meeting of the stockholders of the Company held in 1998, and at the first meeting of the Board immediately following each subsequent annual meeting of the stockholders of the Company, each Non-Employee Director shall be granted a Non-Employee Director's Formula Option to purchase 10,000 shares of the Common Stock at the initial per share option price equal to the fair market value of a share of the Common Stock on the date of grant.

            (iii) Each Non-Employee Director who becomes a director subsequent to the Effective Date, and prior to the date of any annual meeting of the stockholders of the Company, shall be granted, on the date he or she becomes a director, a Non-Employee Director's Formula Option to purchase 10,000 shares of the Common Stock at the initial per share option price equal to the fair market value of a share of the Common Stock on the date of grant.

         (iv) A Non-Employee Director may not exercise a Non-Employee Director's Formula Option during the period commencing on the date of the granting of such Option to him or her and ending on the day next preceding the first anniversary of such date. A Non-Employee Director may during the period commencing on the first anniversary of the date of the granting of a Non-Employee Director's Formula Option to him or her exercise such Option with respect to all of the shares granted thereby.

7.       Option Prices.

         A. Except as otherwise provided in Section 17, the initial per share option price of any Option shall be the price determined by the Committee but not less than the fair market value of a share of the Common Stock on the date of grant; provided, however, that, in the case of a Participant who owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him or her, the initial per share option price shall not be less than 110% of the fair market value of a share of the Common Stock on the date of grant.

         B. For all purposes of the Plan, the fair market value of a share of the Common Stock on any date shall be determined by the Committee as follows:

         (i) If the Common Stock is listed on the OTC Electronic Bulletin Board, its fair market value shall be the closing selling price on such date for the Common Stock as reported on the OTC Electronic Bulletin Board. If there are no sales of the Common Stock on that date, then the reported closing selling price for the Common Stock on the next preceding date for which such closing selling price is quoted shall be determinative of fair market value; or,

         (ii) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, The Nasdaq National Market or The Nasdaq SmallCap Market, its fair market value shall be the reported closing selling price for the Common Stock on the principal securities exchange or national market system on which the Common Stock is at such date listed for trading. If there are no sales of Common Stock on that date, then the reported closing selling price for the Common Stock on the next preceding day for which such closing selling price is quoted shall be determinative of fair market value; or,

         (iii) If the Common Stock is not traded on the OTC Electronic Bulletin Board, an exchange, or a national market system, its fair market value shall be determined in good faith by the Committee, and such determination shall be conclusive and binding on all persons.

8.       Option Term.

         Participants shall be granted Options for such term as the Committee shall determine, not in excess of ten years from the date of the granting thereof; provided, however, that, except as otherwise provided in Section 17, in the case of a Participant who owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of the Common Stock of the Company at the time an Option which is an incentive stock option is granted to him or her, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof; provided, further, however, that the term of each Non-Employee Director's Formula Option shall be ten years from the date of the granting thereof.

9.       Limitations on Amount of Options Granted.

         A. Except as otherwise provided in Section 17, the aggregate fair market value of the shares of the Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

         B. Except as otherwise provided in Section 17, no Participant shall, during any fiscal year of the Company, be granted Options to purchase more than 200,000 shares of the Common Stock.

10.      Exercise of Options.

         A. Except as otherwise provided in Section 17 and except as otherwise determined by the Committee at the time of the grant of an Option other than a Non-Employee Director's Formula Option, a Participant may not exercise an Option during the period commencing on the date of the granting of such Option to him or her and ending on the day next preceding the first anniversary of such date. Except as otherwise set forth in Sections 9A and 17 and in the preceding sentence, a Participant may (i) during the period commencing on the first anniversary of the date of the granting of an Option to him or her and ending on the day next preceding the second anniversary of such date, exercise such Option with respect to one-third of the shares granted thereby, (ii) during the period commencing on such second anniversary and ending on the day next preceding the third anniversary of the date of the granting of such Option, exercise such Option with respect to two-thirds of the shares granted thereby, and (iii) during the period commencing on such third anniversary, exercise such Option with respect to all of the shares granted thereby.

         B. Except as hereinbefore otherwise set forth, an Option may be exercised either in whole at any time or in part from time to time.

         C. An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of shares of the Common Stock and payment to the Company of the amount of the option price for the number of shares of the Common Stock so specified.

         D. Except in the case of a Non-Employee Director's Formula Option, the Board may, in its discretion, permit any Option to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable.

         E. (i) Notwithstanding the provisions of paragraph A of this Section 10, in the event that a Change of Control of the Company shall occur, then, each Option theretofore granted to any Participant which shall not have theretofore expired or otherwise been cancelled or become unexercisable shall become immediately exercisable in full. For purposes hereof a "Change in Control" of the Company shall occur or be deemed to have occurred only if any of the following events occurs: (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as the ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities; (b) individuals who, as of the Effective Date, constitute the Board (as of the Effective Date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (I) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         (ii) In the event that a Change in Control shall occur, then, from and after the time of such event, neither the provisions of this paragraph E nor any of the rights of any Participant thereunder shall be modified or amended in any way.

11.      Transferability.

         No Option shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Option granted to him or her may be exercised only by him or her.

12.      Termination of Employment.

         A. In the event a Participant leaves the employ of the Company and the Subsidiaries or ceases to serve as a consultant to the Company and/or as a Non-Employee Director of the Company, whether voluntarily or otherwise but other than by reason of his or her retirement, permanent disability or death, each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent exercisable on the date of such termination of employment or service and not theretofore exercised, terminate upon the earlier to occur of the expiration of three months after the date of such Participant's termination of employment or service and the date of termination specified in such Option. Notwithstanding the foregoing, if a Participant's employment by the Company and the Subsidiaries or service as a consultant and/or as a Non-Employee Director of the Company is terminated for "cause", each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent not theretofore exercised, terminate forthwith. For purposes of the foregoing, the term "cause" shall mean: (i) the commission by a Participant of any act or omission that would constitute a crime under federal, state or equivalent foreign law, (ii) the commission by a Participant of any act of moral turpitude,
(iii) fraud, dishonesty or other acts or omissions that result in a breach of any fiduciary or other material duty to the Company and/or the Subsidiaries or
(iv) continued alcohol or other substance abuse that renders a Participant incapable of performing his or her material duties to the satisfaction of the Company and/or the Subsidiaries.

         B. In the event a Participant leaves the employ of the Company and the Subsidiaries or ceases to serve as a consultant to the Company and/or as a Non-Employee Director of the Company by reason of his or her retirement (other than by reason of his or her death) on or after his or her 65th birthday, each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent exercisable on the date of such retirement and not theretofore exercised, terminate upon the earlier to occur of the expiration of two years after the date of such retirement and the date of termination specified in such Option.

         C. In the event a Participant's employment with the Company and the Subsidiaries or service as a consultant and/or as a Non-Employee Director of the Company terminates by reason of his or her permanent disability, each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent exercisable on the date of such termination of employment or service and not theretofore exercised, terminate upon the earlier to occur of one year after the date of such termination of employment or service and the date of termination specified in such option.

         D. In the event a Participant's employment with the Company and the Subsidiaries or service as a consultant and/or as a Non-Employee Director of the Company terminates by reason of his or her death, each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent exercisable on the date of his or her death and not theretofore exercised, terminate upon the earlier to occur of the expiration of one year after the date of the qualification of a representative of his or her estate and the date of termination specified in such Option.

13.      Adjustment of Number of Shares.

         A. In the event that a dividend shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any Option and the number of shares of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and the number of shares set forth in Sections 6B and 9B shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of the Common Stock then subject to any Option and for each share of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and for each share of the Common Stock referred to in Sections 6B and 9B, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged.

         B. In the event that there shall be any change, other than as specified in Section 13, in the number or kind of outstanding shares of the Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Option and the number or kind of shares reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and the number or kind of shares referred to in Sections 6B and 9B, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each stock option agreement or certificate entered into in accordance with the provisions of the Plan.

         C. In the case of any substitution or adjustment in accordance with the provisions of this Section 13, the option price in each stock option agreement or certificate for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 13.

         D. No adjustment or substitution provided for in this Section 13 shall require the Company to sell a fractional share under any stock option agreement or certificate. Any fractional

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share resulting from an adjustment or substitution provided for in this Section
13 shall be rounded up to the nearest whole share.

         E. In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, then, except as otherwise provided in the second sentence of Section 13A, each Option, to the extent not theretofore exercised, shall terminate forthwith.

14.      Purchase for Investment, Withholding and Waivers.

         A. Unless the shares to be issued upon the exercise of an Option by a Participant shall be registered prior to the issuance thereof under the Securities Act of 1933, as amended, such Participant will, as a condition of the Company's obligation to issue such shares, be required to give a representation in writing that he or she is acquiring such shares for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof.

         B. In the event of the death of a Participant, a condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine.

         C. In the case of each non-qualified stock option, a condition of exercising the same shall be the entry by the person

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exercising the same into such arrangements with the Company with respect to withholding as the Committee may determine.

15.      No Stockholder Status.

         Neither any Participant nor his or her legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of the Common Stock covered by an Option unless and until a certificate for such share has been issued. Upon payment of the purchase price thereof, a share issued upon exercise of an Option shall be fully paid and non-assessable.

16.      No Restrictions on Corporate Acts.

         Neither the existence of the Plan nor any Option shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

17.      Options Granted in Connection With Acquisitions.

         In the event that the Committee determines that, in connection with the acquisition by the Company or a Subsidiary of

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another corporation which will become a Subsidiary or division of the Company or a Subsidiary (such corporation being hereafter referred to as an "Acquired Subsidiary"), Options may be granted hereunder to employees and other personnel of an Acquired Subsidiary in exchange for then outstanding options to purchase securities of the Acquired Subsidiary. Such Options may be granted at such option prices, may be exercisable immediately or at any time or times either in whole or in part, and may contain such other provisions not inconsistent with the Plan, or the requirements set forth in Section 19 that certain amendments to the Plan be approved by the stockholders of the Company, as the Committee, in its discretion, shall deem appropriate at the time of the granting of such Options.

18.      No Employment or Service Right.

         Neither the existence of the Plan nor the grant of any Option shall require the Company or any Subsidiary to continue any Participant in the employ of the Company or such Subsidiary or require the Company to continue any Participant as a director of the Company.

19.      Termination and Amendment of the Plan.

         The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not without further approval of the holders of a majority of the shares of the Common Stock present in person or by proxy at any special or annual meeting of the

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

stockholders, increase the number of shares as to which Options may be granted under the Plan (as adjusted in accordance with the provisions of Section 13), or change the manner of determining the option prices, or extend the period during which an Option may be granted or exercised; provided, however, the provisions of the Plan governing the grant of Non-Employee Director's Formula Options may not be amended except by the vote of a majority of the members of the Board and by the vote of a majority of the members of the Board who are employees of the Company or a Subsidiary. Except as otherwise provided in Section 13, no termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affect the rights of such Participant under such Option.

20.      Expiration and Termination of the Plan.

         The Plan shall terminate on October 12, 2007 or at such earlier time as the Board may determine. Options may be granted under the Plan at any time and from time to time prior to its termination. Any Option outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Option shall have been exercised or shall have expired in accordance with its terms.

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